Exhibit 21


                           SUBSIDIARIES OF REGISTRANT

NCT Group, Inc.'s subsidiaries as of December 31, 2005 are listed below.



                                                                        Common
                                            Jurisdiction of             Equity
Name                                 Incorporation or Organization     Ownership
----                                 -----------------------------     ---------

NCT Muffler, Inc.                                  Delaware               100%
NCT Far East, Inc.                                 Delaware               100%
NCT Hearing Products, Inc.                         Delaware               100%
NCT Medical Systems, Inc.                          Delaware                90%
Pro Tech Communications, Inc.                      Florida                 83%
Noise Cancellation Technologies (Europe) Ltd.      UK                     100%
Artera Group, Inc.                                 Delaware               100%
Artera (UK) Limited                                UK                     100%
Midcore Software, Inc.                             Delaware               100%
Midcore Software Limited                           UK                     100%
ConnectClearly.com, Inc.                           Delaware                99%
Distributed Media Corporation                      Delaware                99%
DMC Cinema, Inc.                                   Delaware                84%
Hospital Radio Network, Inc.                       Delaware               100%
Distributed Media Corporation International Ltd.   UK                     100%
Distributed Media Corporation Ltd.                 UK                     100%
DMC New York, Inc.                                 Delaware               100%
NCT Audio Products, Inc.                           Delaware               100%
NCT Video Displays, Inc.                           Delaware               100%
Advancel Logic Corporation                         California              99%
Chaplin Patents Holding Company, Inc               Delaware               100%
2020 Science Limited                               UK                     100%